Exhibit 99.1

CONTACTS:	NEWS RELEASE

For Calpine
Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com

Sard Verbinnen & Co.
Frances Jeter (Houston) / Jared Levy & Patrick
Scanlan (New York)
(832) 687-5120 / (212) 687-8080
Calpine-SVC@sardverb.com

CALPINE CORPORATION ANNOUNCES
END OF “GO-SHOP” PERIOD

(HOUSTON, Texas) – October 3, 2017 – Calpine Corporation (NYSE: CPN), America’s largest generator of electricity from natural gas and geothermal resources, today announced the expiration of the 45-day “go-shop” period pursuant to the terms of the previously announced definitive agreement under which Energy Capital Partners (ECP) along with a consortium of investors led by Access Industries and Canada Pension Plan Investment Board will acquire Calpine. Calpine, with the assistance of Lazard, solicited alternative transaction proposals during the “go-shop” period from 65 potential acquirers, comprised of 25 strategic parties, six pension funds and sovereign wealth funds, 30 infrastructure firms and financial sponsors and four family offices and insurance companies, which resulted in one potential financial sponsor negotiating and entering into a confidentiality agreement with Calpine. None of the parties contacted during the “go-shop” period, including such financial sponsor, or any other party, proposed an alternative transaction to Calpine during the 45-day “go-shop” period.

The acquisition is expected to be completed during the first quarter of calendar year 2018, subject to satisfaction of customary closing conditions, including approval by stockholders representing a majority of outstanding shares of common stock of Calpine.

About Calpine
Calpine Corporation is America’s largest generator of electricity from natural gas and geothermal resources with operations in competitive power markets. Our fleet of 80 power plants in operation or under construction represents approximately 26,000 megawatts of generation capacity. Through wholesale power operations and our retail businesses Calpine Energy Solutions and Champion Energy, we serve customers in 25 states, Canada and Mexico. Our clean, efficient, modern and flexible fleet uses advanced technologies to generate power in a low-carbon and environmentally responsible manner. We are uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, environmental regulation, aging power generation infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent

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CALPINE CORPORATION ANNOUNCES END OF “GO-SHOP” PERIOD
October 3, 2017

renewables into the grid. Please visit www.calpine.com to learn more about how Calpine is creating power for a sustainable future.
Calpine’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, has been filed with the Securities and Exchange Commission (SEC) and is available on the SEC’s website at www.sec.gov.
Forward Looking Statements
This communication contains certain information, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger involving Calpine and ECP, which may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Such forward looking statements include, among others, statements about the benefits of the proposed transaction, including future financial and operating results, plans, objectives, expectations for Calpine and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of the management of Calpine and are subject to significant risks and uncertainties outside of Calpine’s control. These risks and uncertainties include the possibility that the anticipated benefits from the proposed transaction with ECP will not be realized, or will not be realized within the expected time periods; the occurrence of any event, change or other circumstances that could give rise to termination of the proposed transaction agreement; the failure of Calpine’s stockholders to adopt the merger agreement; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the proposed transaction; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the inability to obtain necessary regulatory approvals of the proposed transaction or the receipt of such approvals subject to conditions that are not anticipated; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the outcome of any legal proceedings related to the proposed transaction; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; the impact of the proposed transaction on Calpine’s credit ratings; and other risks described in Calpine’s Form 10-K, Form 10-Q and Form 8-K reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, Calpine does not undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
This communication may be deemed solicitation material in respect of the proposed acquisition of Calpine by ECP. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Calpine plans to file with the SEC preliminary and definitive proxy statements and other relevant documents. The definitive proxy statement (when available) will be mailed to Calpine’s stockholders. INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Calpine with the SEC from the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Calpine’s website at www.calpine.com/investor-relations.

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CALPINE CORPORATION ANNOUNCES END OF “GO-SHOP” PERIOD
October 3, 2017

Participants in the Solicitation
Calpine and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Calpine’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Calpine’s directors and executive officers by reading Calpine’s Annual Report on Form 10-K, which was filed with the SEC on February 10, 2017, and proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 29, 2017. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant documents filed by Calpine with the SEC in connection with the proposed transaction when they become available.